Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Monday, August 3, 2015

WP Glimcher Reports Second Quarter 2015 Results

Board of Directors Approves Third Quarter Dividend

COLUMBUS, OH - August 3, 2015 - WP Glimcher Inc. (NYSE: WPG), a premier retail real estate investment trust specializing in the ownership, management and development of shopping centers, today reported financial results and operating data for the second quarter ended June 30, 2015.

“The second quarter marked the successful execution of key transactions designed to enhance our balance sheet and position the Company for future growth,” said Michael P. Glimcher, CEO. “We have found strong footing within our combined leasing and development efforts and we anticipate this progress to drive growth in 2016. Our focus remains on delivering shareholder value through solid execution within our current portfolio.”

Second Quarter Results

Same property net operating income (“NOI”) for the second quarter of 2015 for the Company’s core properties was flat compared to the second quarter of 2014. Ending occupancy for the core properties was 92.3% as of June 30, 2015, compared to 92.9% as of June 30, 2014, a decrease of 60 basis points. Base rent per square foot for the Company’s core properties was $21.32 at June 30, 2015, an increase of 1.5% compared to $21.00 per square foot at June 30, 2014. Mall in-line store sales at the Company’s core properties were $358 per square foot for the twelve months ending June 30, 2015 compared to $342 per square foot for the twelve months ending June 30, 2014, an increase of 4.7%. The properties acquired in the January 15, 2015 merger with Glimcher Realty Trust (“Glimcher”) are included in these metrics for both periods reported. These reported metrics exclude the impact of non-core properties. Non-core properties are comprised of seven assets that contribute 4% of the Company’s total NOI. These properties represent assets that generate positive cash flow, are unencumbered, but offer limited long-term growth potential.

Funds from Operations ("FFO") were $95.2 million, or $0.43 per diluted share, for the quarter ended June 30, 2015 compared to $41.3 million, or $0.22 per diluted share, in the prior year period. Results for the second quarter of 2015 include a total of $11.2 million of costs related to the merger with Glimcher, including amortization associated with the up-front bridge loan fees. When excluding these costs, adjusted FFO per share was $106.4 million, or $0.48 per diluted share for the quarter ended June 30, 2015. The Company incurred approximately $39.9 million of expenses related to its May 2014 separation from Simon Property Group, Inc. in the second quarter of 2014 and no such costs were incurred in the second quarter of 2015. When excluding these costs, adjusted FFO for the second quarter of 2014 was $81.2 million, or $0.43 per diluted share. The $25.2 million increase in adjusted FFO primarily relates to the contribution of FFO from the properties acquired in the Glimcher merger, partially offset by increases in general and administrative expenses due to the Company operating as a separate, publicly traded company for a full quarter in 2015.

Net income attributable to common shareholders for the quarter ended June 30, 2015 was $3.9 million, or $0.02 per diluted share, compared to net income of $69.8 million, or $0.45 per diluted share, during the same quarter a year ago. The Company recorded a gain on the sale of interests in properties of $91.3 million in the second quarter of 2014, compared to a gain of $5.1 million in the second quarter of 2015. This unfavorable variance to net income was partially offset by the expenses related to its May separation from Simon Property Group Inc. of $39.9 million incurred in the quarter ended June 30, 2014, while no such costs were incurred in the second quarter of 2015.

Investment Activity

Joint Venture Transaction

On June 1, 2015, the Company completed a joint venture transaction with O’Connor Capital Partners (“O’Connor JV”) with respect to the ownership and operation of five of WP Glimcher’s malls and certain related out-parcels, which are valued at approximately $1.625 billion. This pricing implies an approximate 5.25% capitalization rate on in-place NOI.

O’Connor Capital Partners holds a 49% ownership interest in the joint venture and WP Glimcher retained a 51% ownership interest. The five malls in the joint venture are: The Mall at Johnson City in Johnson City, Tennessee; Pearlridge Center in Aiea, Hawaii; Polaris Fashion Place® in Columbus, Ohio; Scottsdale Quarter® in Scottsdale, Arizona; and Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing) in Leawood, Kansas. WP Glimcher leases and manages the properties.

In exchange for its interest in the venture, O’Connor Capital Partners paid 49% of the aggregate value of the properties, less the mortgages secured by such properties, at closing, plus costs spent to date on the Phase III development at Scottsdale Quarter, subject to certain adjustments as set forth in the purchase agreement. Prior to the closing of the O’Connor JV, the Company replaced the debt on Pearlridge Center and Scottsdale Quarter with $390 million of new nonrecourse, 10-year permanent financing with a rate of 3.5% on both loans. The O’Connor JV generated net proceeds of approximately $432 million to the Company after taking into account the assumption of debt and estimated closing costs. The proceeds were used to repay a portion of the bridge loan that the Company used to finance the Glimcher merger.

Series G Redemption

The Company redeemed all of its issued and outstanding 8.125% Series G Cumulative Redeemable Preferred Stock on April 15, 2015. The aggregate amount paid to affect the redemptions of the Series G Shares was approximately $120.3 million and was funded with cash on hand.

Term Loan

On June 4, 2015, the Company borrowed $500 million on a term loan which bears interest at one-month LIBOR + 1.15% and matures in March 2020. Along with the proceeds from the O’Connor JV discussed previously, the Company repaid the remaining balance of the bridge loan with the proceeds from this term loan. On June 19, 2015, the Company executed swap agreements which effectively fixed the interest rate on the term loan at 2.26% through June 2018.

Mortgage Loans

On June 30, 2015, the Company repaid the $20.0 million mezzanine loan on WestShore Plaza in Tampa, Florida. On July 31, 2015, the Company repaid the $115.0 million mortgage on Clay Terrace in Carmel, Indiana and, on August 3, 2015, the Company repaid the $24.5 million mortgage on Bloomingdale Court in Bloomingdale, Illinois. These repayments were funded with available capacity on the Company’s credit facility.

2015 Guidance

The Company raised previously issued guidance for fiscal 2015 adjusted FFO (“AFFO”) to a range of $1.80 to $1.86 per diluted share, and net loss to be within a range of $(0.08) to $(0.03) per diluted share. The company incurred $4 million of severance costs in the second quarter of 2015, and expects to incur approximately $4 million in additional severance expenses in the second half of 2015, which will be included in merger related costs. Other key guidance assumptions remained unchanged from previously issued guidance.

The following table provides the reconciliation for the expected range of estimated net income attributable to common shareholders per diluted share to estimated adjusted FFO per diluted share for the year ending December 31, 2015:

	Low End	High End
Estimated net loss attributable to common shareholders per diluted share	$(0.08)	$(0.03)
Depreciation and amortization including share of unconsolidated entities	1.70	1.70
Estimated FFO per diluted share	$1.62	$1.67
Merger related costs	0.13	0.14
Bridge fee amortization	0.05	0.05
Estimated AFFO per diluted share	$ 1.80	$1.86

For the third quarter of 2015, the Company estimates net loss attributable to common shareholders per diluted share to be in the range of $(0.03) to $(0.01) and AFFO per share to be in the range of $0.40 to $0.42. The Company expects to incur approximately $2 million in severance expenses which will be included in merger related costs in the third quarter. A reconciliation of the range of estimated net loss per share to estimated AFFO per share for the third quarter of 2015 follows:

	Low End	High End

Estimated net loss attributable to common shareholders per diluted share	$(0.03)	$(0.01)
Depreciation and amortization including share of unconsolidated entities	0.42	0.42
Estimated FFO per diluted share	$0.39	$0.41
Merger related costs	0.01	0.01
Estimated AFFO per diluted share	$ 0.40	$ 0.42

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend on its common shares, operating partnership units and preferred shares. A cash dividend of $0.25 per common share and operating partnership unit was declared. The dividend is payable on September 15, 2015 to shareholders and operating partnership holders of record on September 2, 2015.

Additionally, the Board of Directors declared quarterly cash dividends of $0.4688 per Series H preferred share of beneficial interest, $0.4297 per Series I preferred share of beneficial interest, and $0.4563 per Series I-1 Preferred

Limited Partnership Interest. Each of the cash dividends is payable on October 15, 2015 to shareholders of record on September 30, 2015.

Earnings Call and Webcast on August 4

WP Glimcher will host a conference call at 11:00 a.m. ET on Tuesday, August 4, 2015, to discuss the financial results for the second quarter 2015 and the other matters discussed in this press release. Live streaming audio of the conference call, with a simultaneous webcast presentation, will be accessible from the investor relations section of the Company’s website at http://investor.wpglimcher.com/.

The call-in number for the conference call is 877.422.8928 (or +1.412.455.6229 for international callers), and the participant passcode is 82099132. A replay of the call will be available on the Company’s website or by calling 855.859.2056 (or +1.404.537.3406 for international callers), passcode: 82099132, beginning on Tuesday, August 4, 2015, at approximately 1:00 p.m. (ET) through midnight on Tuesday, August 18, 2015.

Supplemental Information

For additional details on WP Glimcher’s results and properties, please refer to the Supplemental Information report on the investor relations section of the Company’s website at www.wpglimcher.com. This earnings release as well as the supplemental information has also been furnished to the Securities and Exchange Commission (“SEC”) in a Form 8-K.

Non-GAAP Financial Measures

This press release includes FFO and net operating income or NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and same property NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs.

The Company uses FFO in addition to net income to report operating results. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts, or NAREIT, as net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sales or disposals of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest.

Net operating income or NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.

Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. You should understand that our computation of these non-GAAP measures might not be comparable to similar measures reported by other REITs and that these non-GAAP measures do not represent cash flow from operations as defined by GAAP, should not be considered as alternatives to net income determined in accordance with GAAP as a measure of operating performance, are not alternatives to cash flows as a measure of liquidity, and may not be reflective of WPG's operating performance due to changes in WPG's capital structure in connection with the separation and distribution. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance.

For a reconciliation of these measures and other information, please refer to the attached tables.

Regulation Fair Disclosure (“FD”)

The Company routinely posts important information online on the investor relations website, investor.wpglimcher.com. The Company uses this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. The Company encourages members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through the Company’s website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This news release contains certain forward-looking statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the WP Glimcher Inc. (the “Company”) believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability of financing, adverse effects of our significant level of indebtedness, including decreasing our business flexibility and increasing our interest expense, the impact of restrictive covenants in the agreements that govern our indebtedness, risks relating to the Merger with Glimcher, including the ability to effectively integrate the business with that of Glimcher, changes in our credit rating, changes in market rates of interest, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, including the ability to renew leases or lease new properties on favorable terms, dependency on anchor stores or major tenants and on the level of revenues realized by tenants, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, including our ability to complete certain planned joint venture transactions, intensely competitive market environment in the retail industry, costs of common area maintenance, insurance costs and coverage, dependency on key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. These and other risks and uncertainties are discussed under the heading Part I, "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The Company may update that discussion in subsequent Quarterly Reports on Form 10-Q, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About WP Glimcher

WP Glimcher Inc. (NYSE: WPG) is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as community centers.  WP Glimcher owns and manages 121 shopping centers totaling more than 68 million square feet diversified by size, geography and tenancy.  WP Glimcher combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous asset management of existing assets. Scottsdale Quarter, Glimcher, and Polaris Fashion Place are registered trademarks of WP Glimcher, Inc.

Visit WP Glimcher at: www.wpglimcher.com

FOR INFORMATION, CONTACT

INVESTORS:
Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@wpglimcher.com
Kimberly A. Green, Director of Investor Relations, 614.887.5647 or kim.green@wpglimcher.com

MEDIA:
Karen L. Bailey, VP, Communications & Marketing, 614.887.5847 or karen.bailey@wpglimcher.com

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CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
WP Glimcher
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Minimum rent	$163,633	$108,374	$326,337	$215,011
Overage rent	2,292	1,134	5,555	3,244
Tenant Reimbursements	67,423	47,179	136,650	94,347
Other income	4,238	1,488	6,766	3,542
Total Revenues	237,586	158,175	475,308	316,144

Expenses:
Property operating	(42,483)	(26,219)	(83,562)	(52,359)
Real estate taxes	(27,777)	(18,752)	(58,342)	(38,699)
Repairs and maintenance	(7,846)	(4,934)	(17,334)	(12,084)
Advertising and promotion	(2,656)	(1,932)	(5,343)	(3,884)
Total recoverable expenses	(80,762)	(51,837)	(164,581)	(107,026)
Depreciation and amortization	(91,453)	(47,288)	(183,637)	(93,256)
Provision for credit losses	(883)	(619)	(1,581)	(1,405)
General and administrative	(12,235)	(1,865)	(21,935)	(1,865)
Spin-off costs	—	(39,931)	—	(39,931)
Merger and transaction costs	(4,903)	—	(25,713)	—
Ground rent and other costs	(2,548)	(1,281)	(5,296)	(2,400)
Total operating expenses	(192,784)	(142,821)	(402,743)	(245,883)

Operating Income	44,802	15,354	72,565	70,261

Interest expense, net	(38,774)	(22,677)	(75,896)	(36,594)
Income and other taxes	(528)	(66)	(973)	(141)
Equity in (loss) income of unconsolidated real estate entities, net	(1,703)	402	(1,487)	747
Gain upon acquisition of controlling interests and on sale of interests in properties	5,147	91,268	5,147	91,510

Net income (loss)	8,944	84,281	(644)	125,783

Net income (loss) attributable to noncontrolling interests	1,048	14,480	(1,248)	21,590
Net income (loss) attributable to the company	7,896	69,801	604	104,193
Less: Preferred share dividends	(3,995)	—	(8,973)	—
Net income (loss) attributable to common shareholders	$3,901	$69,801	$(8,369)	$104,193

Earnings (Loss) Per Share:
Weighted average common shares outstanding - basic	184,251	155,163	181,926	155,163
Weighted average operating partner units outstanding	34,396	31,717	34,264	31,647
Weighted average additional diluted securities outstanding	1,605	10	1,473	5
Weighted average common shares outstanding - diluted	220,252	186,890	217,662	186,815

Earnings (loss) per share - basic	$0.02	$0.45	$(0.05)	$0.67

Earnings (loss) per share - diluted	$0.02	$0.45	$(0.05)	$0.67

CONSOLIDATED BALANCE SHEETS
WP Glimcher
(Unaudited, dollars in thousands)

	June 30, 2015	December 31, 2014

Assets:
Investment properties at cost	$6,771,581	$5,251,225
Construction in progress	62,359	41,440
Less: accumulated depreciation	2,225,595	2,113,929
	4,608,345	3,178,736

Cash and cash equivalents	120,790	108,768
Tenant accounts receivable and accrued revenue, net	95,558	69,616
Investment in unconsolidated entities, at equity	478,489	—
Deferred costs and other assets, net	323,016	170,883
Total assets	$5,626,198	$3,528,003

Liabilities:
Mortgage notes payable	$1,953,355	$1,435,114
Notes payable	249,933	—
Unsecured term loans	1,000,000	500,000
Revolving credit facility	433,750	413,750
Accounts payable, accrued expenses, intangibles, and deferred revenues	329,597	194,014
Distribution payable	2,992	—
Cash distributions and losses in partnerships and joint ventures, at equity	15,389	15,298
Other liabilities	13,140	11,786
Total Liabilities	3,998,156	2,569,962

Redeemable noncontrolling interests	6,148	—

Equity:
Stockholders' equity
Series H cumulative redeemable preferred stock	104,251	—
Series I cumulative redeemable preferred stock	98,325	—
Common stock	19	16
Capital in excess of par value	1,218,876	720,921
Accumulated (deficit) earnings	(28,639)	68,114
Accumulated other comprehensive income	3,540	—
Total stockholders' equity	1,396,372	789,051
Noncontrolling interests	225,522	168,990
Total equity	1,621,894	958,041
Total liabilities, redeemable noncontrolling interest and equity	$5,626,198	$3,528,003

CALCULATION OF FUNDS FROM OPERATIONS
WP Glimcher
(INCLUDING PRO-RATA SHARE OF JOINT VENTURES)
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funds from Operations ("FFO"):
Net income (loss)	$8,944	$84,281	$(644)	$125,783
Less: Preferred dividends and distributions on preferred operating partnership units	(4,054)	—	(9,082)	—
Real estate depreciation and amortization, including joint venture impact	95,518	48,256	187,200	95,390
Noncontrolling interest portion of depreciation and amortization	(41)	—	(74)	—
Gain upon acquisition of controlling interests and on sale of interests in properties	(5,147)	(91,268)	(5,147)	(91,510)
Net income attributable to noncontrolling interest holders in properties	(3)	—	—	—
FFO	$95,217	$41,269	$172,253	$129,663

Adjusted FFO:
FFO	$95,217	$41,269	$172,253	$129,663
Add back: Spin-off costs	—	39,931	—	39,931
Add back: Glimcher merger and transaction costs	4,903	—	25,713	—
Add back: Bridge loan fee amortization	6,307	—	10,428	—
Adjusted FFO	$106,427	$81,200	$208,394	$169,594

Weighted average common shares outstanding - diluted	220,252	186,890	217,662	186,815

FFO per diluted share	$0.43	$0.22	$0.79	$0.69
Total adjustments	0.05	0.21	0.17	0.22
Adjusted FFO per diluted share	$0.48	$0.43	$0.96	$0.91

NET OPERATING INCOME GROWTH FOR COMPARABLE CORE PROPERTIES
WP Glimcher
(INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES)
(Unaudited, dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	Variance $	Variance %	2015	2014	Variance $	Variance %

Comparable Core Property Net Operating Income (Comp NOI)
Revenue:
Minimum rent	$150,368	$151,091	$(723)	-0.5%	$304,146	$303,578	$568	0.2%
Overage rent	2,531	1,808	723	40.0%	5,508	4,632	876	18.9%
Tenant reimbursements	65,529	67,559	(2,030)	-3.0%	135,565	136,704	(1,139)	-0.8%
Other income	2,234	1,826	408	22.3%	4,059	3,677	382	10.4%
Total revenue	220,662	222,284	(1,622)	-0.7%	449,278	448,591	687	0.2%

Expenses:
Recoverable	(67,929)	(69,623)	1,694	-2.4%	(141,873)	(143,065)	1,192	-0.8%
Property operating	(2,810)	(2,680)	(130)	4.9%	(6,522)	(5,969)	(553)	9.3%
Ground rent	(1,880)	(1,905)	25	-1.3%	(3,862)	(3,860)	(2)	0.1%
Total operating expenses	(72,619)	(74,208)	1,589	-2.1%	(152,257)	(152,894)	637	-0.4%

Comp NOI - Excluding non core properties	$148,043	$148,076	$(33)	0.0%	$297,021	$295,697	$1,324	0.4%

Comp NOI - Core malls	$114,841	$116,395	$(1,554)	-1.3%	$232,042	$233,371	$(1,329)	-0.6%
Comp NOI - Community centers	$33,202	$31,681	$1,521	4.8%	$64,979	$62,326	$2,653	4.3%

Reconciliation of Comp NOI to operating income:
Operating income	$44,802	$15,354	$29,448		$72,565	$70,261	$2,304

Depreciation and amortization	91,453	47,288	44,165		183,637	93,256	90,381
General and administrative	12,235	1,865	10,370		21,935	1,865	20,070
Merger and transaction costs	4,903	39,931	(35,028)		25,713	39,931	(14,218)
Fee income	(878)	(54)	(824)		(912)	(106)	(806)
Management fee allocation	5,961	4,128	1,833		11,343	7,630	3,713
Adjustment to include Glimcher NOI from prior to merger (2)	—	37,227	(37,227)		7,843	81,132	(73,289)
Pro-rata share of unconsolidated joint ventures on comp NOI	3,823	3,813	10		4,126	4,130	(4)
Non-comparable properties (1)	275	574	(299)		(918)	(73)	(845)
NOI from sold properties	28	5,517	(5,489)		(1,111)	13,668	(14,779)
Termination income and outparcel sales	(996)	(222)	(774)		(1,501)	(1,202)	(299)
Straight-line rents	(1,725)	(64)	(1,661)		(3,452)	(240)	(3,212)
Ground lease adjustments for straight-line and fair market value	449	207	242		1,218	413	805
Fair value adjustments to base rents	(6,364)	(125)	(6,239)		(11,184)	(369)	(10,815)
Less: non-core properties (3)	(5,923)	(7,363)	1,440		(12,281)	(14,599)	2,318
Comparable NOI - core portfolio	$148,043	$148,076	$(33)		$297,021	$295,697	$1,324
Comparable NOI percentage change - core portfolio			0.0%				0.4%

Comparable NOI - total portfolio (including non-core)	$153,966	$155,439	$(1,473)		$309,302	$310,296	$(994)
Comparable NOI percentage change - total portfolio			-0.9%				-0.3%

(1) NOI excluded from comparable property NOI relates to properties not owned and operating in all periods reported. The assets acquired as part of the Glimcher merger are included in Comp NOI; as described in note 2 below.
(2) Represents an adjustment to add the historical NOI amounts from the 23 properties acquired in the merger for periods prior to the January 15, 2015 merger date. This adjustment is included to provide comparability across periods presented.
(3) NOI from the seven non-core properties was excluded from comp NOI.